Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 30th day of June, 2010, by and between Biostar Pharmaceuticals, Inc., a Maryland corporation, having an office at No. 588 Shiji Xi Avenue, Xianyang, Shaanxi Province, People’s Republic of China (hereinafter referred to as the "Company") and Deyin Chen (陈德胤), an individual residing at 300 Jinxiu Road, Shanghai, People Republic of China 200135 (hereinafter referred to as "Executive").

W I T N E S S E T H:

WHEREAS, the Company desires to engage Executive to serve as its Chief Financial Officer on and subject to the terms and conditions of this Agreement; and

WHEREAS, Executive is willing to be employed as the Chief Financial Officer of the Company in the manner provided for herein, and to perform the duties of the Chief Financial Officer of the Company upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.           Employment of Chief Financial Officer of the Company.  The Company hereby employs Executive as Chief Financial Officer of the Company, subject to the terms and conditions set forth in this Agreement.

2.           Term.  Subject to Section 8 and Section 9 below, the term of this Agreement shall be for a period of twelve months commencing on July 1, 2010 (the “Term”).  This Agreement shall terminate automatically at the end of the Term unless otherwise extended upon terms to be negotiated and mutually agreed to by both parties.  During the Term, Executive shall devote a majority of his business time and efforts to the Company and its subsidiaries and affiliates.

3.           Duties.  Executive shall perform such functions and duties as may be assigned to him by the Company’s Chief Executive Officer or its board of directors (the “Board”). Initially his duties will include, in addition to the duties normally associated with the chief financial officer of a publicly traded company, the following: (a) review of the Company’s accounting records; (b) implementation of appropriate internal financial controls; (c) communication with the Company’s internal accounting staff; (d) liaison with the Company’s auditor and legal counsel regarding SEC filing and reporting requirements; (e) preparation of the Company’s consolidated financial statements and footnotes, and management discussion and analysis, for inclusion in the Company’s SEC filings and reports; (f) maintenance of the Company’s books and records  and bank accounts in the United States; (g) meeting with the Company’s management and quarterly visits to the Company’s operational facilities; (h) participation at road shows and investor meetings and conferences (including no less than two (2) per 12-month period in the United States); and (i) communication with the Company’s investor relationship firm and, as appropriate, with the Company’s investors. Executive shall attend all meetings of the stockholders and the Board and audit committee (if invited to attend). Executive shall also perform such other duties and responsibilities as may be determined by the Company’s chief executive officer or the Board, as long as such duties and responsibilities are consistent with those of the Company’s chief financial officer, and shall be available to confer and consult with and advise the officers and directors of the Company at such times that may be required by the Company.

4.           Compensation.

a.            (i)           Executive shall be paid a base pay of RMB 50,000 per month during the Term, payable on the last day of each month.

(ii)          Executive is eligible to participate in any other compensation programs established by the the Company’s board of director or compensation committee for its executive officers, if any, which will be determined and paid in accordance with policies set from time to time by the Board (or compensation committee thereof).

(iii)         Upon stockholder approval of the Company’s 2009 Incentive Stock Plan (the “Plan”), the Company shall grant Executive a non-statutory option (the “Option”) pursuant to the Plan to purchase up to 360,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price of $2.80 per share (the “Exercise Price”), provided that if the Exercise Price is less than 85% of the per share fair market value on the grant date, then the effective Exercise Price shall be adjusted to 85% of the then per share fair market value. The Option shall be exercisable for a period of five (5) years, subject to the additional terms set forth below and in the form of agreement approved by the Board.  The Option shall vest as follows, conditioned upon the “Continuous Service” of the Executive:

120,000 of the Options shall vest and become exercisable on the date that is 12 months from the issuance date of the Option,

120,000 of the Options shall vest and become exercisable on the date that is 24 months from the issuance date of the Option, and

120,000 of the Options shall vest and become exercisable on the date that is 36 months from the issuance date of the Option.

(iv)         If the Company completes a financing transaction of gross proceeds not less than USD $10 million during the Term through the efforts of the Executive (each a “Financing”), the Company shall grant Executive, at the completion of each such Financing, a non-statutory option (the “Financing Option”) pursuant to the Plan to purchase up to 120,000 shares of Common Stock at an exercise price of $2.80 per share, provided that if the Exercise Price is less than 85% of the per share fair market value on the grant date, then the effective Exercise Price shall be adjusted to 85% of the then per share fair market value. The Financing Option shall be exercisable for a period of five (5) years, subject to the additional terms set forth in the form of agreement approved by the Board. For purposes of this paragraph, Financing shall not include any financing transaction pursuant to any agreement between the Company and Rodman & Renshaw, LLC in effect as of the date of this Agreement.

(v)          In the event that the Plan is not approved at the Company’s next annual meeting of stockholders, then immediately after such meeting, the Company shall issue to Executive stock options of like tenor and terms as the Option and the Financing Option as employment inducement grant.

b.           As used herein, “Continuous Service” means that the provision of services to the Company in Executive’s capacity as Chief Financial Officer is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an employee, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company, notwithstanding any required notice period that must be fulfilled before a termination as an employee can be effective under applicable laws. Continuous Service shall not be considered interrupted in the case of any approved leave of absence.

5.           Expenses.  Executive shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to the Company, which approval shall not be unreasonably withheld, for business related travel expenses, and that Executive shall submit to the Company detailed receipts, according to IRS guidelines, with respect thereto.

6.           Trade Secrets and Proprietary Information.

             (a)           Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future confidential information.  “Confidential information” shall mean all information of a proprietary or confidential nature relating to Covered Persons, including, but not limited to, such Covered Person’s trade secrets or proprietary information, confidential know-how, and marketing, services, products, business, research and development activities, inventions and discoveries, whether or not patentable, and information concerning such Covered Person’s services, business, customer or client lists, proposed services, marketing strategy, pricing policies and the requirements of its clients and relationships with its lenders, suppliers, licensors, licensees and others with which a Covered Person has a business relationship, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its businesses, any business in which it proposes to engage.  Executive agrees that she will not at any time use or disclose to any person any confidential information relating to Company; provided, however, that nothing in this Section 7(a) shall be construed to prohibit Executive from using or disclosing such information if she can demonstrate that such information (i) became public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure or (ii) was disclosure that was authorized by the Company.  The term “Covered Person” shall include the Company, any subsidiaries and affiliates and any other person who provides information to the Company pursuant to a secrecy or non-disclosure agreement.

(b)           In the event that any confidential information is required to be produced by Executive pursuant to legal process (including judicial process or governmental administrative subpoena), Executive shall give the Company notice of such legal process within a reasonable time, but not later than ten business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Company.  The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Company’s objections.  If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is required by the court order, and Executive will exercise reasonable efforts at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded the confidential information.

(c)           Executive shall, upon expiration or termination of the Term, or earlier at the request of the Company, turn over to the Company or destroy all documents, papers, computer disks or other material in Executive’s possession or under Executive’s control which may contain or be derived from confidential information.  To the extent that any confidential information is on Executive’s hard drive or other storage media, she shall, upon the request of the Company, cause either such information to be erased from his computer disks and all other storage media or otherwise take reasonable steps to maintain the confidential nature of the material.

(d)           Executive further realizes that any trading in Company’s common stock or other securities or aiding or assisting others in trading in Company’s common stock or other securities, including disclosing any non-public information concerning Company or its affiliates to a person who uses such information in trading in the Company’s common stock or other securities, may constitute a violation of federal and state securities laws.  Executive will not engage in any transactions involving the Company’s common stock or other securities while in the possession of material non-public information in a manner that would constitute a violation of federal and state securities laws and shall not disclose any material non-public information except pursuant to a confidentiality agreement approved by the Company’s chief executive officer.

(e)           For the purposes of Sections 6 and 7 of this Agreement, the term “Company” shall include the Company, and any subsidiaries and affiliates.

7.           Covenant Not To Solicit or Compete.

(a)           During the period from the date of this Agreement until one year following the date on which Executive’s employment is terminated, Executive will not, directly or indirectly:

(i)           persuade or attempt to persuade any person which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms “customer” and “client” as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive’s employment hereunder or during the twelve (12) months preceding the termination of his employment, as the case may be);

(ii)          solicit for himself or any other person other than the Company the business of any person which is a customer or client of the Company, or was a customer or client of the Company within one (1) year prior to the termination of his employment; or

(iii)         persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the termination of this Agreement, to leave the Company’s employ, or to become employed by any person in any business, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement; provided, however, that nothing in this Section 7 shall be construed to prohibit the Executive from owning a passive, non-management interest of not more than two (2%) percent of any public company engaged in such activities.

(b)           Executive will not, during or after the Term, make any disparaging statements concerning the Company, its business, officers, directors and employees that could injure, impair, damage or otherwise affect the relationship between the Company, on the one hand, and any of the Company’s employees, suppliers, customers, clients or any other person with which the Company has or may conduct business or otherwise have a business relationship of any kind and description; provided, however, that this sentence shall not be construed to prohibit either from giving factual information required to be given pursuant to legal process, subject to the provisions of Section 6(b) of this Agreement.  The Company will not make any disparaging statements concerning Executive.  This Section 7(b) shall not be construed to prohibit the either party from giving factual information concerning the other party in response to inquiries that such party believes are bona fide.

(c)           Executive acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in Sections 6 and 7 of this Agreement are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

8.           Injunctive Relief.  Executive agrees that his violation or threatened violation of any of the provisions of Sections 6 or 7 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Section 8 shall not affect or limit, and the injunctive relief provided in this Section 8 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. The provisions of Sections 6, 7 and 8 of this Agreement shall survive any termination of this Agreement and Executive’s employment relationship pursuant to this Agreement.

9.           Termination.

a.           Termination by the Company

(i)           The Company may terminate this Agreement upon written notice for Cause.  For purposes hereof, "Cause" shall mean (A) Executive's misconduct as could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (B) Executive's disregard of lawful instructions of the Board consistent with Executive's position relating to the business of the Company or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (C) engaging by the Executive in conduct that constitutes activity in contravention of Section 7 of this Agreement; (D) the conviction of Executive for the commission of a felony; and/or (E) the habitual abuse of alcohol or controlled substances.  Notwithstanding anything to the contrary in this Section 9(a)(i), the Company may not terminate Executive's employment under this Agreement for Cause unless Executive shall have first received notice from the Board advising Executive of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Executive shall have had a reasonable opportunity (at least 10 days from the date Executive receives the notice from the Board) to correct the acts or omissions so complained of.

(ii)          This Agreement and Executive’s employment pursuant to this Agreement, may be terminated by the Company on not less than 30 days’ written notice in the event of Executive’s Disability. The term “Disability” shall mean any illness, disability or incapacity of Executive which prevents him from substantially performing his regular duties for a period of two consecutive months or three months, even though not consecutive, in any twelve month period.

(iii)         If the Company shall terminate this Agreement under Section 9(a)(i) or 9 9(a)(ii), Executive shall be entitled to receive any amount accrued under Section 4(a) through the effective date of termination, and the Company shall have no further obligation to compensate Executive pursuant to Section 4 above.

(iv)         This Agreement shall automatically terminate upon the death of Executive, except that Executive's estate shall be entitled to receive any amount accrued under Section 4(a).

b.           Termination by Executive

(i)           Executive shall have the right to terminate his employment under this Agreement upon 15 days' notice to the Company given within 90 days following the occurrence of any of the following events (A) through (E):

               (A)           The Company acts to materially reduce Executive's duties and responsibilities hereunder.  Executive's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that the Company is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Executive shall continue to have the same duties and responsibilities with respect to the Company's business, and Executive shall report directly to the board of directors of the entity (or individual) that acquires the Company or its assets.

(B)           A Material Reduction (as hereinafter defined) in Executive's rate of base compensation, or Executive's other benefits.  "Material Reduction" shall mean a ten percent (10%) differential;

(C)           A failure by the Company to obtain the assumption of this Agreement by any successor;

(D)           A material breach of this Agreement by the Company, which is not cured within thirty (30) days of written notice of such breach by the Company; or

(ii)          Anything herein to the contrary notwithstanding, Executive may terminate this Agreement upon sixty (60) days written notice to the Company.

(iii)         If Executive shall terminate this Agreement under Section 9(b)(i), Executive shall be entitled to receive the lesser of: (a) the remaining salary due to Executive under this Agreement, or (b) three (3) months salary, at the then applicable yearly salary rate set forth in section 4(a), (the “Severance Payment”). Other than the Severance Payment described in this section 9(b)(iii), the Company shall have no further obligation to compensate Executive pursuant to Section 4 above. If Executive shall terminate this Agreement pursuant to Section 9(b)(ii), Executive shall not be entitled to the Severance Payment or any additional compensation as provided in Section 4.

c.	Termination by Board of Directors actions due to economic hardship of the Company.

(i)           In the event the Company, under direction from the Board due to financial distress, is required to take actions that may effect any or all of the Section 9(b)(i) events, Executive will waive any right to claim Severance Payments under the provisions of Section(s) 4 or 9(b).

(ii)          Within thirty (30) days of such Board action, Executive may voluntarily terminate this Agreement with written notice to the Company.

(iii)         If Executive shall terminate this Agreement under Section 9(c)(ii), Executive shall be entitled to receive one (1) month salary, at the then applicable annual salary rate set forth in section 4(a) (the “Severance Payment”). Other than the Severance Payment described in this section 9(c)(iii), the Company shall have no further obligation to compensate Executive pursuant to Section(s) 4 or 9(b)above.

10.	Consequences of Breach by the Company; Employment Termination.

a.           If the Company shall terminate Executive's employment under this Agreement in any way that is a breach of this Agreement by the Company, the following shall apply:

(i)           Executive shall be entitled to receive the Severance Payment as described in section 9(b)(iii). Other than such Severance Payment, the Company shall have no further obligation to compensate Executive pursuant to Section(s) 4 or 9 above; and

(ii)          Executive shall be entitled to payment of any previously declared bonus as provided in Section 4(a) above.

b.           In the event of termination of Executive's employment pursuant to Section 9(b)(i) of this Agreement, Sections 7(a) and 7(b) shall apply to Executive for the number of months remaining under this Agreement at the time of termination plus a period of six (6) months thereafter.

c.           In all cases, upon termination of the employment relationship under this Agreement, Executive agrees to exercise cooperation in returning all Company records and information to the Company, facilitating the transition of duties to a successor in an orderly manner, and at the request of the Company, and certifying financial statements or other documents over which Executive had responsibility during Executive’s term of employment.

11.           Attorneys' Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

12.           Entire Agreement; Survival.  This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between the Company and Executive with respect to Executive's employment by the Company. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision.  This Agreement may not be amended except by an agreement in writing signed by Executive and the Company, or any waiver, change, discharge or modification as sought.  Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights. The provisions of Sections 4, 6, 7, 8, 9(a)(ii), 9(b)(iii), 9(c)(iii), 10, 11, 12, 13, 14, 15 and 16 shall survive the termination of this Agreement.

13.           Assignment.  This Agreement shall not be assigned to other parties.

14.           Governing Law.  This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the laws of the State of Maryland, without regard to the conflicts of laws principles thereof.

15.           Notices.  All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

a.           delivered by hand;

b.           sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

c.           received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

(i)           if to the the Company:
Biostar Pharmaceuticals, Inc.
No. 588 Shiji Xi Avenue
Xianyang, Shaanxi Province
People’s Republic of China
Facsimile: 029-33685386
Email: office@aoxing-group.com

(ii)           if to the Executive:
Deyin Chen (陈德胤)
300 Jinxiu Road
Shanghai
People Republic of China 200135
Facsimile: ___________
Email: bchen65@gmail.com

16.           Severability of Agreement.  Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

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IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

The Company:

BIOSTAR PHARMACEUTICALS, INC.

By: /s/ Ronghua Wang
      Ronghua Wang
      Chief Executive Officer

Executive:

/s/ Deyin Chen
Deyin Chen (陈德胤)